UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2021 (December 2, 2021)

TUATARA CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40049	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Third Avenue, 8th Floor

New York, New York, 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 460-7522

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares, par value $0.0001 per share	TCAC	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TCACW	The Nasdaq Stock Market LLC

Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	TCACU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Tuatara Capital Acquisition Corporation (the “Company”) previously presented a portion of its shares of Class A common stock sold in its initial public offering (the “Public Shares”) as permanent equity to maintain shareholders’ equity greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. After discussion and evaluation, the Company has concluded that all Public Shares should be classified as temporary equity regardless of the minimum net tangible assets required by the Company to complete its initial business combination. In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the errors and initially determined that the related impacts were not material to the previously filed financial statements, but that correcting the cumulative impact of such errors would be significant to the Company’s balance sheet and the statements of operations for the three months ended March 31, 2021 and the six months ended June 30, 2021 . Accordingly, the Company has corrected such errors by adjusting its prior financial statements and classified all its Class A ordinary shares as temporary equity. This reclassification of equity was reflected in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the Securities and Exchange Commission on November 12, 2021.

However, on December 2, 2021, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management, that the Company’s unaudited interim financial statements for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021 included in its Quarterly Reports on Form 10-Q filed on June 3, 2021, August 16, 2021 and November 12, 2021, respectively (the “Affected Periods”), should no longer be relied upon because the related impact was material to the previously presented financial statements and the revision should have instead been characterized as a restatement. As a result, the Company plans to restate its financial statements for the Affected Periods in an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

As noted above, the Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. Notwithstanding the misidentification error described above, the Company’s management believes that the financial statements included in the Quarterly Report on Form 10-Q for the period ended September 30, 2021, as filed on November 12, 2021 present fairly in all material respects the Company’s financial position, results of operations and cash flows for the period presented. The Company intends to include a footnote in its Amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 reflecting the restatement for the Affected Periods. The Company’s remediation plan with respect to such material weakness will be described in more detail in Amendment No. 1 to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

The above changes did not have any impact on the Company’s cash position and cash held in the trust account.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent audit firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUATARA CAPITAL ACQUSITION CORPORATION

	By:	/s/ Albert Foreman
		Name:	Albert Foreman
		Title:	Chief Executive Officer

Dated: December 3, 2021